As filed with the Securities and Exchange Commission on October 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0174996
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Address of Principal Executive Offices)

1996 Equity Participation Plan of Viasat, Inc.

Viasat, Inc. Employee Stock Purchase Plan

(Full Title of the Plans)

Robert J. Blair, Esq.

Vice President, General Counsel and Secretary

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value (2)	3,290,000 shares	$57.31 (3)	$188,549,900	$17,479
Common stock, $0.0001 par value (4)	2,500,000 shares	$48.72 (5)	$121,800,000	$11,291

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2)

Covers 3,290,000 additional shares of Viasat, Inc. (“Viasat”) common stock available for issuance under the 1996 Equity Participation Plan of Viasat, Inc. (the “1996 Plan”) pursuant to an amendment and restatement of the 1996 Plan approved by the stockholders of Viasat on September 2, 2021.

(3)

The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of Viasat common stock as reported on the Nasdaq Global Select Market on October 11, 2021, because the offering price of the securities to be granted in the future is not currently determinable.

(4)

Covers 2,500,000 additional shares of Viasat common stock available for issuance under the Viasat, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) pursuant to an amendment and restatement of the Purchase Plan approved by the stockholders of Viasat on September 2, 2021.

(5)

The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low prices of Viasat common stock as reported on the Nasdaq Global Select Market on October 11, 2021. Pursuant to the Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of common stock shall mean an amount equal to 85% of the fair market value of a share of common stock on the first or last day of an offering period, whichever is lower.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plans are granted, exercised and/or distributed.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Viasat to register an additional 3,290,000 shares of Viasat common stock for issuance under the 1996 Plan pursuant to an amendment and restatement of the 1996 Plan approved by the stockholders of Viasat on September 2, 2021. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-68757, 333-67010, 333-109959, 333-153828, 333-169593, 333-184029, 333-207064, 333-220556, 333-228221, 333-234634, 333-249941 and 333-255690) are incorporated herein by reference.

This registration statement on Form S-8 is also filed by Viasat to register an additional 2,500,000 shares of Viasat common stock for issuance under the Purchase Plan pursuant to an amendment and restatement of the Purchase Plan approved by the stockholders of Viasat on September 2, 2021. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-40396, 333-131382, 333-160361, 333-191326, 333-207064, 333-220556 and 333-234634) are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Viasat hereby incorporates the following documents in this registration statement by reference:

(a)	Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on May 28, 2021;

(b)	Viasat’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 (filed with the SEC on August 9, 2021);

(c)	Viasat’s Current Reports on Form 8-K filed with the SEC on April 1, 2021, April 30, 2021, May 17, 2021 and September 3, 2021;

(d)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by Viasat’s Annual Report on Form 10-K referred to in clause (a) above; and

(e)

The description of Viasat common stock set forth in Viasat’s registration statement on Form 8-A filed with the SEC on November 20, 1996, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Viasat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

5.1	Opinion of Latham & Watkins LLP					X

10.1	1996 Equity Participation Plan of Viasat, Inc. (As Amended and Restated Effective September 2, 2021)	8-K	000-21767	10.1	09/03/2021

10.2	Form of Performance Stock Option Agreement for the 1996 Equity Participation Plan of Viasat, Inc.	10-Q	000-21767	10.1	02/09/2018

10.3	Form of Stock Option Agreement for the 1996 Equity Participation Plan of Viasat, Inc.	10-K	000-21767	10.4	05/26/2015

10.4	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Global	10-K	000-21767	10.5	05/25/2017

10.5	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Independent Director	10-K	000-21767	10.6	05/26/2015

10.6	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Executive	10-K	000-21767	10.7	05/26/2015

10.7	Viasat, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective September 2, 2021)	8-K	000-21767	10.2	09/03/2021

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (see signature page)					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 14, 2021.

Viasat, Inc.

By:	/s/ Richard Baldridge
Richard Baldridge
President, Chief Executive Officer and Director

Each person whose signature appears below hereby constitutes and appoints Richard Baldridge and Robert Blair, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Baldridge Richard Baldridge	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2021

/s/ Shawn Duffy Shawn Duffy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2021

/s/ Mark Dankberg Mark Dankberg	Executive Chairman	October 14, 2021

/s/ James Bridenstine James Bridenstine	Director	October 14, 2021

/s/ Robert Johnson Robert Johnson	Director	October 14, 2021

/s/ Sean Pak Sean Pak	Director	October 14, 2021

/s/ Varsha Rao Varsha Rao	Director	October 14, 2021

/s/ John Stenbit John Stenbit	Director	October 14, 2021

/s/ Theresa Wise Theresa Wise	Director	October 14, 2021